Exhibit 99.1

News Release

U-Store-It Trust Announces Third Quarter 2007 Operating Results

CLEVELAND, OH — (MARKET WIRE) — November 1, 2007 — U-Store-It Trust (NYSE: YSI) announced its operating results for the three months ended September 30, 2007.

Significant highlights of the quarter include:

•                  Average same-store physical occupancy reached 83.6%, a sequential gain of 2.2 percentage points over the second quarter of 2007, and a 1.3 percentage point increase over the third quarter of 2006

•                  Same-store physical occupancy reached 83.7% on July 31, 2007, and ended the quarter at 83.4%

•                  At September 30, 2007, the Company had 5.3% or approximately 9,200 more occupied self-storage units in the comparable store portfolio as compared to January 1, 2007

•                  Accounts receivable greater than 30 days past due at September 30, 2007 represented approximately 2.4% of our projected rents, better than what we believe to be industry standard

•                  The Company acquired 14 Class A self-storage facilities for approximately $121 million and closed on a $50.0 million term-loan facility used to fund a portion of the acquisition

President and Chief Executive Officer Dean Jernigan commented, “In a quarter during which published reports have national self-storage average occupancies declining 1.7 percentage points and rent per occupied square foot declining 1.4 percentage points over the third quarter of last year, we are pleased with our ability to gain both physical occupancy and realized rent per occupied square foot in our same-store pool as compared to the third quarter of 2006. We continued to be aggressive to gain physical occupancy. During the quarter, we made significant investments through the use of aggressive discounting, increased our marketing expenditures, and improved the physical appearance of our facilities through both capital investment and increased spending on repair and maintenance. In the near term, those investments produced strong, same-store occupancy gains and we expect to continue this strategy into 2008. In the long term, our higher occupancies should result in improved top-line and bottom-line growth.”

The Company reported a net loss of $4.1 million or $0.07 per share, compared to a net loss, as restated of $2.0 million or $0.03 per share for the quarter ended September 30, 2006.  Funds from Operations for the third quarter of 2007 were $12.4 million. Funds from Operations excluding the non-cash lease abandonment charge of $1.3 million or $0.02 per share were $13.7 million or $0.22 per share. The restated FFO for the third quarter of 2006 was $14.1 million or $0.23 per share.

Chief Financial Officer Christopher Marr said, “Our occupancy gains across the portfolio allowed us to exceed our guidance by 60 basis points. We waived the traditional administrative fee during the quarter as an additional promotion on our lower occupied unit types, resulting in a sequential decline in our FFO per share of approximately one-cent. The sharp spike in LIBOR during the quarter impacted the borrowing cost on our floating rate debt of approximately $324 million and was not anticipated in our guidance. Our operating expense increase is reflective of higher repair, maintenance, and landscaping costs as we invested in improving the physical appearance of our portfolio, and higher personnel costs as we enhanced our store-level staffing and incentives, while continuing to operate on Sunday to better position us to capture more than our share of rental activity.”

Total revenues increased $2.3 million and total operating expenses increased $2.9 million in the third quarter of 2007, compared to the same period in 2006. Increases in total revenues and property operating expenses are attributable to: (i) the acquisition of 17 self-storage facilities for approximately $140.4 million since September 30, 2006; (ii) a full-period impact in the 2007 period of the 16 self-storage facilities purchased during the third quarter of 2006 for approximately $59.9 million, and (iii) increases in same-store revenues and expenses. General and administrative expenses declined by $2.1 million in the third quarter of 2007 as compared to the same period in 2006.

The Company vacated its office space in Middleburg Heights, Ohio during the quarter and subleased the space to a third party. The Company incurred a non-cash charge of approximately $800 thousand representing the present value of future net cash flows related to our office leases and the sublease. Additionally, the Company incurred a non-cash charge of approximately $500 thousand to write-off the net carrying value of furniture, fixtures and improvements related to the space.  This transaction was part of our stated goal of eliminating related party transactions.

Interest expense increased approximately $1.7 million in the third quarter of 2007 compared to the third quarter of 2006 primarily as a result of the additional debt used to fund the acquisition of 17 facilities purchased since September 30, 2006 and the full-period impact of the borrowings used to acquire the 16 facilities during the third quarter of 2006.

On September 14, 2007, the Company acquired 14 self-storage facilities for approximately $121 million. Containing approximately 1.1 million square feet, the facilities are located in California, Florida, Georgia, Ohio and Massachusetts. The Company funded the acquisition through a new $50.0 million secured term loan and borrowings under its $250 million unsecured revolving credit facility. The facilities were owned by Rising Tide Development LLC, an entity controlled by Robert Amsdell and Barry Amsdell, both former Trustees of the Company. In connection with the closing of the acquisition, the Company terminated all related party agreements with Rising Tide entered into at the time of the Company’s initial public offering, pursuant to which the Company managed and provided services to these properties and had an option to acquire the properties.

The Company’s 411 owned facilities, containing 26.2 million rentable square feet, had a physical occupancy at September 30, 2007 of 81.5% and an average physical occupancy for the quarter ended September 30, 2007 of 82.0%.

Same-Store Results:

The Company’s same-store pool at September 30, 2007 represents 331 facilities containing approximately 20.2 million rentable square feet and includes approximately 76.8% of the aggregate rentable square feet of the Company’s 411 owned facilities. These same-store facilities represent approximately 84.2% of property net operating income for the quarter-ended September 30, 2007.

Sequentially, the same-store physical occupancy grew 0.50 percentage points to 83.4% at September 30, 2007 compared to 82.9% at June 30, 2007.  The same-store average physical occupancy for the third quarter of 2007 was 83.6% compared to 82.3% for the same quarter of last year. In-place annual rent per square foot declined 0.6% to $12.28 in the third quarter of 2007 over the same quarter of last year. Same-store net rental income for the third quarter of 2007 grew 2.2% over the same period in 2006.

Fourth Quarter 2007 Financial Outlook

The Company estimates that its fully-diluted FFO per share for the three months ending December 31, 2007, will be between $0.19 and $0.21, and that its fully diluted net loss per share for the period will be between $0.08 and $0.06. The Company’s estimate is based on the following key assumptions:

•                  General and administrative expenses of approximately $5.5 million

•                  Same-store average occupancy of approximately 82.0%

•                  Same-store revenue growth of 2.5%-3.5% over the fourth quarter of 2006

•                  Same-store expense growth of 6.5%-7.5% over the fourth quarter of 2006

•                  Same-store net operating income growth of 1.0%-2.0% over the fourth quarter of 2006

•                  Dilution during the fourth quarter of 2007 from the acquisition of the 14 Rising Tide properties of approximately $0.01 per share

•                  A 15 basis point increase, effective October 1, 2007, in our borrowing spread on our floating rate debt. This is a result of an increase during the third quarter in the Company’s leverage ratio as a result of additional borrowings used to fund the recent acquisitions

2008 Earnings Guidance and Dividend Declaration

In December 2007, the Company will provide 2008 earnings guidance and the Board of Trustees will declare the Company’s dividend for the quarter ending December 31, 2007.  The Company anticipates a record date for the dividend of January 8, 2008 and a payment date of January 25, 2008.

Conference Call

Management will host a conference call at 11:00 a.m. EDT on Friday November 2, 2007, to discuss financial results for the three months ended September 30, 2007.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.u-store-it.com. The dial-in numbers are 877-407-8035 for domestic callers and 201-689-8035 for international callers. The reservation number for both is 259783.  After the live webcast, the call will remain available on U-Store-It’s website for thirty days. In addition, a telephonic replay of the call will be available until December 2, 2007. The replay dial-in number is 877-660-6853 for domestic callers and 201-612-7415 for international callers.  The account number for both is 286. The replay reservation number is 259783.

Supplemental operating and financial data as of September 30, 2007 is available on our corporate website under the heading “Investor Relations and Corporate Information.”

About U-Store-It Trust

U-Store-It Trust is a self-administered and self-managed real estate investment trust. The Company’s self-storage facilities are designed to offer affordable, easily-accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, U-Store-It Trust is one of the top five owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

FFO is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, loan procurement amortization expense, early extinguishment of debt, minority interest, loss on sale of storage facilities, depreciation and general and administrative, and deducting from net income: income from discontinued operations, gains on sale of self-storage facilities, and interest income.  NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements.  Risk, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt; increases in interest rates and operating costs; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; changes in real estate and zoning laws or regulations; risks related to natural disasters; potential environmental and other liabilities; material weaknesses in our internal financial reporting; and other factors affecting the real estate industry generally or the self-storage industry in particular. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business - Risk Factors” in the Company’s Annual Report on Form 10-K, which discuss these and other risks and factors that could cause the Company’s actual results to differ materially from any forward-looking statements.

Contact:

U-Store-It Trust

Christopher P. Marr

Chief Financial Officer

(610) 293-5700

U-STORE-IT TRUST AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	September 30,	December 31,
	2007	2006
ASSETS
Storage facilities	$1,909,429	$1,771,864
Accumulated depreciation	(251,952)	(205,049)
	1,657,477	1,566,815
Cash and cash equivalents	5,903	19,716
Restricted cash	19,449	14,126
Loan procurement costs - net of amortization	6,390	7,575
Other assets	9,389	6,475
Due from related parties	—	632
Total assets	$1,698,608	$1,615,339

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$191,500	$90,500
Unsecured term loan	200,000	200,000
Secured term loan	47,444	—
Mortgage loans and notes payable	580,294	588,930
Accounts payable and accrued expenses	26,946	22,590
Due to related parties	110	336
Distributions payable	18,236	18,197
Deferred revenue	10,229	9,740
Security deposits	594	655
Total liabilities	1,075,353	930,948

Minority interests	50,484	56,898

Commitments and contingencies

Shareholders’ Equity
Common shares $.01 par value, 200,000,000 shares authorized, 57,574,851 and 57,335,490 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	575	573
Additional paid in capital	796,148	794,632
Accumulated deficit	(223,952)	(167,712)
Total shareholders’ equity	572,771	627,493
Total liabilities and shareholders’ equity	$1,698,608	$1,615,339

U-STORE-IT TRUST AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
		(as restated and reclassified)		(as restated and reclassified)
REVENUES
Rental income	$53,969	$52,021	$156,479	$145,906
Other property related income	4,236	3,823	12,930	10,501
Other - related party	101	126	340	340
Total revenues	58,306	55,970	169,749	156,747
OPERATING EXPENSES
Property operating expenses	25,110	21,854	70,469	61,375
Property operating expenses - related party	8	15	59	47
Depreciation	17,068	16,312	50,476	46,532
Asset write-off	—	305	—	305
Lease abondonment	1,316	—	1,316	—
General and administrative	5,173	7,289	16,742	16,810
General and administrative - related party	118	75	337	525
Total operating expenses	48,793	45,850	139,399	125,594
OPERATING INCOME	9,513	10,120	30,350	31,153
OTHER INCOME (EXPENSE)
Interest:
Interest expense on loans	(13,666)	(11,917)	(39,398)	(32,714)
Loan procurement amortization expense	(445)	(527)	(1,335)	(1,500)
Write-off of loan procurement cost due to early extinguishment of debt	—	—	—	(1,273)
Interest income	104	95	308	1,138
Other	—	(14)	(6)	(74)
Total other expense	(14,007)	(12,363)	(40,431)	(34,423)
LOSS BEFORE MINORITY INTERESTS	(4,494)	(2,243)	(10,081)	(3,270)
MINORITY INTERESTS	364	187	827	271
NET LOSS FROM CONTINUING OPERATIONS	(4,130)	(2,056)	(9,254)	(2,999)
DISCONTINUED OPERATIONS
Income from operations	—	103	102	265
Net gain on disposition of discontinued operations	—	—	2,122	—
Minority interest attributable to discontinued operations	—	(9)	(183)	(20)
Income from discontinued operations	—	94	2,041	245
NET LOSS	$(4,130)	$(1,962)	$(7,213)	$(2,754)

Basic and diluted earnings (loss) per share from continuing operations	$(0.07)	$(0.04)	$(0.16)	$(0.05)

Basic and diluted earnings per share from discontinued operations	$(0.00)	$0.01	$0.03	$0.00
Basic and diluted earnings (loss) per share	$(0.07)	$(0.03)	$(0.13)	$(0.05)

Weighted-average basic shares outstanding	57,537	57,351	57,466	57,308
Weighted-average diluted shares outstanding	57,537	57,351	57,466	57,308

Distributions declared per common share and unit	$0.29	$0.29	$0.87	$0.87

See accompanying notes to the unaudited condensed consolidated financial statements.

Same-Store Facility Results (331 facilities)

(unaudited and in thousands, except per square foot data)

	Three months ended September 30,			Percent
	2007	2006		Change

REVENUES
Net rental income	$44,323	$43,387		2.2%
Other property related income	3,293	3,169		3.9%
Total revenues	$47,616	$46,556		2.3%

OPERATING EXPENSES
Property taxes	$5,517	$5,524	(1)	-0.1%
Personnel expense	5,028	4,361	(1)	16.5%
Advertising	1,318	1,345		-2.0%
Repair and maintenance	957	575		66.4%
Utilities	1,813	1,780		1.9%
Property insurance	592	836		-29.2%
Other expenses	3,312	2,749		20.5%

Total operating expenses	$18,537	$17,125		8.2%

Net operating income (2)	$29,079	$29,431		-1.2%

Gross margin	61.1%	63.2%

Period Average Occupancy (3)	83.6%	82.3%

Period End Occupancy (4)	83.4%	81.3%

Total Rentable square feet	20,151	20,151

Realized annual rent per occupied square foot (5)	$10.52	$10.47

In place annual rent per square foot (6)	$12.28	$12.35

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (2)	$29,079	$29,431
Non same-store net operating income (2)	2,793	3,883
Depreciation	(17,068)	(16,312)
General and administrative expense	(5,291)	(7,364)
Adjustments	—	482	(1)
Operating Income	$9,513	$10,120

(1)   Adjusted for comparison purposes to reflect $377 thousand of additional property taxes and $105 thousand of additional workers compensation costs.  These amounts, related to the third quarter of 2006, were expenses in the fourth quarter of 2006, as management reevaluated its method of estimating these expenses.

(2) Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense.
(3) Square feet occupancy represents the weighted average occupancy for the period.
(4) Represents occupancy at September 30 of the respective year.
(5) Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(6) In place annual rent per square foot represents annualized contractual rents per available square foot for the period.

Non-GAAP Financial Measures — Computation of Funds From Operations (FFO)

(unaudited and in thousands, except per share data)

	Three months ended September 30,
	2007	2006
		(as restated)
Net loss	$(4,130)	$(1,962)

Add (deduct):
Real estate depreciation	16,868	16,243
Minority interests from continuing operations	(364)	(187)
Minority interest from discontinued operations	—	9

FFO	$12,374	$14,103

Add (deduct):
Non-recurring lease abandonment charge	1,316	—

FFO, excluding non-recurring charge	$13,690	$14,103

Income (loss) per share - fully diluted	$(0.07)	$(0.03)
FFO per share and unit - fully diluted	$0.20	$0.23
FFO per share, excluding non-recurring charge	$0.22	$0.23

Weighted-average diluted shares outstanding	57,537	57,351
Weighted-average diluted shares and units outstanding	62,651	62,550

Dividend per common share and unit	$0.29	$0.29

Payout ratio of FFO (Dividend per share divided by FFO per share, excluding non-recurring charge)	133%	129%